AMENDED AND RESTATED PLEDGE AND SECURITY  AGREEMENT dated August 31,
1999 (this "Agreement"), made by CONTIFINANCIAL CORPORATION (the "Grantor"), in favor of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. ("GCFP"), GREENWICH CAPITAL MARKETS, INC. ("GCM") and each affiliate of GCFP and GCM which is party to any agreement or document entered into in connection with any of the Facilities (as defined below) (such affiliates together with GCFP and GCM are collectively, "Greenwich"), amending and restating that certain Pledge and Security Agreement dated August 9, 1999 (the "Original Pledge and Security Agreement") made by Grantor in favor of Greenwich.

                              W I T N E S S E T H:

            WHEREAS, CFC, ContiMortgage Corporation ("CMC") and GCFP are parties to a Master Mortgage Loan Purchase Facility dated as of August 9, 1999 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "Purchase Facility");

            WHEREAS, CFC and GCFP are parties to a Master Repurchase Agreement Governing Purchases and Sales of Eligible Assets dated as of December 21, 1998 (such Agreement, as amended or otherwise modified from time to time, together with any successor purchase facility, being hereinafter referred to as the "Existing Repurchase Facility");

            WHEREAS, CFC, CMC and GCFP are parties to a Master Repurchase Agreement Governing Purchases and Sales of Assets dated as of August 9, 1999 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "New Repurchase Facility" and together with the Existing Repurchase Facility, each a "Repurchase Facility" and collectively, the "Repurchase Facilities");

            WHEREAS, pursuant to an engagement letter dated as of August 9, 1999 (such letter, as amended or otherwise modified from time to time, being hereinafter referred to as the "Engagement Letter"), CFC, CMC, ContiSecurities Asset Funding Corp. III and ContiSecurities Asset Funding Corp. IV (collectively, the "Conti Affiliates") have requested GCM, and GCM has agreed, to act as the sole and exclusive securitization agent and underwriter in connection with a securitization and/or selling agent in connection with a whole loan sale of certain mortgage loans;

            WHEREAS, in connection with the Purchase Facility, the New Repurchase Facility and the Engagement Letter, the Conti Affiliates and Greenwich have entered into a Master Facilities Agreement dated as of August 9, 1999 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "Master Facilities Agreement" and together with the Purchase Facility, the New Repurchase Facility and the Engagement Letter, the "New Facilities") pursuant to which the Conti Affiliates have agreed to pay to Greenwich certain fees and expenses in connection with the New Facilities; and

            WHEREAS, it is a condition precedent to Greenwich maintaining the New Facilities and the Existing Repurchase Facility (collectively, the "Facilities") that the Grantor shall have executed and delivered to Greenwich this Agreement which amends and restates the Original Pledge and Security Agreement and provides for the grant to Greenwich of a security interest in certain personal property of the Grantor;

            NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Greenwich to maintain the Facilities, the Grantor hereby agrees with Greenwich as follows:

            SECTION 1. Definitions. Reference is hereby made to the Facilities for a statement of the terms thereof. All terms used in this Agreement that are defined in the Facilities or in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and that are not otherwise defined herein shall have the same meanings herein as set forth therein, and the following terms shall have the following meanings:

            "Distributions" has the meaning specified therefor in Section 5(b) of this Agreement.

            "Final Reserve Period" means the period from and after the first day of the 61st month following the date of this Agreement.

            "Initial Reserve Period" means the period beginning on the date of this Agreement and ending on the last day of the 12th month thereafter.

            "Maximum Cumulative Reserve Fund Deposit" means, with respect to the aggregate amount of Distributions deposited in the Reserve Fund, $25,000,000, provided that, upon the occurrence of a Trigger Event, the amount shall be automatically increased to $45,000,000.

            "Obligation Payment Event" means (a) the failure to pay an Obligation when due, (b) the receipt by Greenwich of a claim for repurchase of a mortgage loan due to a breach of a representation or warranty by any Conti Affiliate, (c) the receipt by Greenwich of any claim from any third party servicer or the applicable Monoline Insurance Company to reimburse any such Person for losses (other than losses resulting solely and directly from (i) information provided by and related to Greenwich or any of its Affiliates or
(ii) Greenwich's gross negligence or willful misconduct) pursuant to indemnification or guaranty obligations of Greenwich arising from, related to, or in connection with any of the Facilities, or (d) the receipt by Greenwich of a request by the Custodian to pay the Custodian's fees and expenses under the respective Custodial Agreements.

            "Reserve Fund" means the account maintained by Greenwich with the Custodian for the deposit of Distributions (a) which account and all amounts on deposit therein shall, pursuant to the terms of a custody agreement between Greenwich and the Custodian (in form and substance satisfactory to Greenwich), be held as Collateral for the Obligations and be subject to (i) the sole and exclusive dominion and control of Greenwich and (ii) the sole right of withdrawal by Greenwich, and (b) which amounts shall be invested by Greenwich in investments mutually agreed upon by Greenwich and Grantor, and all investment earnings relating to such investments shall be treated as "Distributions" and retained in the Reserve Fund until the amount on deposit therein is equal to the Reserve Fund Required Amount.

            "Reserve Fund Required Amount" means the aggregate amount of Distributions, not exceeding the Maximum Cumulative Reserve Fund Deposit, to be deposited in the Reserve Fund equal to:

            (a) during the Initial Reserve Period (i) if no Obligation Payment Event has occurred since the date of this Agreement, $5,000,000 or (ii) if an Obligation Payment Event has occurred since the date of this Agreement (whether or not such Obligation Payment Event ceases to exist), $15,000,000, provided that (A) upon the occurrence of a Trigger Event (other than as a result of clause (iv) of the definition of Trigger Event), each of the amounts set forth in clauses (i) and (ii) of this subparagraph shall be automatically increased by $5,000,000, and (B) upon the occurrence of a Trigger Event as a result of clause
(iv) of the definition of Trigger Event, the amounts set forth in clauses (i) and (ii) of this subparagraph shall be automatically increased by $15,000,000 and $5,000,000, respectively,

            (b) during the Second Reserve Period (i) if no Obligation Payment Event has occurred since the date of this Agreement, $10,000,000, or (ii) if an Obligation Payment Event has occurred since the date of this Agreement (whether or not such Obligation Payment Event ceases to exist), $15,000,000, provided that (A) upon the occurrence of a Trigger Event (other than as a result of clause (iv) of the definition of Trigger Event), each of the amounts set forth in clauses (i) and (ii) of this subparagraph shall be automatically increased by $5,000,000, and (B) upon the occurrence of a Trigger Event as a result of clause
(iv) of the definition of Trigger Event, amounts set forth in clauses (i) and
(ii) of this subparagraph shall be automatically increased by $10,000,000 and $5,000,000, respectively, and

            (c) during the Final Reserve Period (i) if no Obligation Payment Event has occurred since the date of this Agreement, $5,000,000, (ii) if an Obligation Payment Event has occurred but no longer exists, $7,500,000, or (iii) if an Obligation Payment Event has occurred and continues to exist, $15,000,000, provided that (A) in the case of clause (iii) of this subparagraph, if such Obligation Payment Event ceases to exist then the Reserve Fund Required Amount shall be reduced to $7,500,000, (B) upon the occurrence of a Trigger Event (other than as a result of clause (iv) of the definition of Trigger Event), each of the amounts set forth in clauses (i), (ii) and (iii) of this subparagraph shall be automatically increased by $5,000,000, and (C) upon the occurrence of a Trigger Event as a result of clause (iv) of the definition of Trigger Event, the amounts set forth in clauses (i), (ii) and (iii) of this subparagraph shall be automatically increased by $15,000,000, $5,000,000 and $5,000,000, respectively.

            "Second Reserve Period" means the period beginning on the first day of the 13th month following the date of this Agreement and ending on the last day of the 60th month thereafter.

            "Trigger Event" means the occurrence of any of the following: (i) the filing in a court of competent jurisdiction of a motion, pursuant to Rule 23 of the Federal Rules of Civil Procedure or any other comparable state or local rule of civil procedure relating to the maintenance of class actions, seeking authority for a civil action brought by a representative plaintiff or plaintiffs to be maintained as a class action on behalf of a class of similarly situated plaintiffs claiming that a Person improperly excluded certain settlement agent fees (or other similar fees) in the calculation of the mortgage loan annual percentage rate or closing fees in connection with the origination of mortgage loans by such Person; (ii) the rendering by a court of competent jurisdiction of a decision or the entry of an order approving a settlement agreement, in which a Person is found liable for, or agrees to pay, monetary damages arising out of claims which include an allegation that such Person failed to include certain settlement agent fees (or other similar fees) in the calculation of the mortgage loan annual percentage rate or closing fees in connection with the origination of mortgage loans by such Person; (iii) any Governmental Authority issues new regulations, rules, commentary or interpretations, or amends, supplements or modifies existing regulations, rules, commentary or interpretations, the effect of which is, among other things, to require certain settlement agent fees (or other similar fees) to be included in the calculation of the mortgage loan annual percentage rate or closing fees in connection with the origination of mortgage loans; or (iv) the failure by the Grantor to repurchase any mortgage loan required to be repurchased due to a breach of a representation or warranty by the Grantor as a result of the failure to include certain settlement agent fees (or other similar fees) in the calculation of the mortgage loan annual percentage rate or closing fees in connection with the origination of such mortgage loans.

            SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and collaterally assigns to Greenwich, and grants to Greenwich a continuing security interest in, all of such Grantor's right, title and interest in and to the following (the "Collateral"):

            (a) all of the Grantor's rights in and to any Deferred Purchase Price and Purchase Price Adjustment under the terms of the Purchase Facility, whether now or hereafter existing, including, without limitation, all contract rights and general intangibles arising from or relating thereto and all proceeds arising therefrom;

            (b) with respect to any Purchased Assets subject to Transactions under the Repurchase Facilities, all of the Grantor's rights to (i) any such Purchased Assets, including, without limitation, all contract rights and general intangibles arising from or related thereto, (ii) all commitments issued by third parties (other than American General) to purchase such Purchased Assets from the Grantor and all rights of the Grantor with respect thereto, (iii) all cash from time to time deposited into any deposit account of the Grantor with the Custodian in connection with any Repurchase Facilities, and (iv) all other rights of the Grantor now or hereafter existing in and to all agreements, documents and instruments securing or otherwise relating to any Repurchase Facilities;

            (c) (i) (A) the Excess Spread Receivable described in Schedule III hereto (the "Designated ESR"), (B) all Excess Spread Receivables issued by any securitization trust or other Person formed to securitize mortgage loans in accordance with the Engagement Letter (the "Engagement ESRs"), and (C) all Excess Spread Receivables arising from, related to or comprising the Grantor's Deferred Purchase Price (other than the Excess Spread Receivables described in the provisos to Subsection 4.02(b)(i)(C) and (D) and Subsection 4.02(b)(ii)(C) and

(D) of the Purchase Facility under which the Grantor and Greenwich each have a parri passu interest in 50% of such Excess Spread Receivables) issued by any securitization trust or other Person formed to securitize mortgage loans purchased by Greenwich under the Purchase Facility (the "Deferred Purchase Price ESRs" and together with the Engagement ESRs and the Designated ESR, the "Pledged Residuals"), and the instruments or certificates representing such Pledged Residuals, and (ii) the security (if any) evidencing the amount of all prepayment penalties relative to the securitization of mortgage loans described in the Engagement Letter to the extent such prepayment penalties are not required to reduce the overcollateralization requirements of the applicable Monoline Insurance Company (the "Prepayment Bond") (the Pledged Residuals and the Prepayment Bond are collectively referred to herein as, the "Pledged Assets");

            (d) all Investment Property of the Grantor arising from or related to the foregoing, including without limitation, the Pledged Assets that have been, or will be, delivered, transferred or assigned to, or deposited or credited to an account with, or otherwise is in the possession or under the control or recorded on the books of, Greenwich;

            (e) all distributions, cash, Investment Property, instruments, Financial Assets and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Grantor's interest in the Pledged Assets and delivered or transferred to Greenwich or the Grantor; and

            (f) all proceeds of any and all of the foregoing Collateral (including, without limitation, all payments under insurance (whether or not Greenwich is the loss payee thereof), any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral);

in each case howsoever such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise); provided that, nothing hereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of Greenwich in the Grantor's interest in the Collateral described in paragraph (b) above (hereinafter referred to as "Excluded Property"), if the granting of a security interest therein by the Grantor with respect to such Excluded Property to Greenwich is prohibited by the terms and provisions of, or would constitute a breach or default under, the Indenture or any other indenture or credit agreement listed on Schedule 3 to the New Repurchase Facility; provided, however, that if and when the prohibition which prevents the granting by a Grantor to Greenwich of a security interest in any Excluded Property is removed or otherwise terminated, Greenwich will be deemed to have, and at all times to have had, a security interest in such Excluded Property. Notwithstanding anything set forth herein to the contrary, Greenwich will be deemed to have, and at all times to have had, a security interest in the proceeds of such Excluded Property.

            SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

            (a) the obligation of the Grantor to cure or repurchase Mortgage Loans and to substitute Qualified Substitute Mortgage Loans in respect of Mortgage Loans, in each case in accordance with the terms and conditions set forth in the Purchase Facility, all obligations of CMC as Interim Servicer under the Purchase Facility, all indemnification obligations of Grantor under the Purchase Facility and the Custodial Agreement relating to the Purchase Facility, and all other obligations of Grantor under the Purchase Facility with respect to the payment of fees, expense reimbursements, indemnifications and all other amounts due or to become due under the Purchase Facility;

            (b) the prompt payment by Grantor, as and when due and payable, of all amounts from time to time owing by it in respect of the Repurchase Facilities, including, without limitation, the payment when due of the Repurchase Price for all Transactions outstanding under the Repurchase Facilities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Grantor, whether or not a claim for post-filing interest is allowed in such proceeding), and the payment of all Additional Costs and Periodic Payments, the performance of Grantor's obligation to transfer Additional Eligible Assets to Greenwich under the Repurchase Facilities, all obligations of CMC as Interim Servicer under the Repurchase Facilities, all indemnification obligations of Grantor under the Repurchase Facilities and the Custodial Agreement relating to the Repurchase Facilities, and all obligations of the Grantor under the Repurchase Facilities with respect to the payment of fees, expense reimbursements, indemnifications and all other amounts due or to become due under the Repurchase Facilities;

            (c) the payment when due of all fees and other amounts payable by Grantor and its Affiliates under the Master Facilities Agreement;

            (d) the due performance and observance by the Grantor and its Affiliates of all covenants, agreements, obligations and liabilities under the Facilities, including without limitation, the obligation to securitize and/or sell mortgage loans in accordance with the terms of the Engagement Letter and any repurchase obligations of the Grantor (including any reimbursement or indemnification obligation of the Grantor in favor of Greenwich in connection with Greenwich incurring such Obligations on behalf of the Grantor or backstopping any such obligation of the Grantor arising from or in connection with any securitization and/or whole loan sale of any mortgage loans); and

            (e) the due performance and observance by the Grantor and its Affiliates of all of their other obligations from time to time existing in respect of the Facilities and the agreements and documents entered into by the Grantor and/or its Affiliates or Greenwich in connection with any of the Facilities, including, without limitation, the obligation of the Grantor to reimburse Greenwich for any amounts paid by it to any third party servicer or the applicable Monoline Insurance Company pursuant to any indemnification or guaranty obligations of Greenwich arising from, related to, or in connection with any of the Facilities.

            SECTION 4. Representations and Warranties. The Grantor represents and warrants as follows:

            (a) There is no pending or, to its knowledge, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant by such Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by Greenwich of any of its rights or remedies hereunder.

            (b) All taxes, assessments and other governmental charges imposed upon such Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employees' wages) and that have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings that stay the imposition of any penalty, fine and Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with generally accepted accounting principles have been established for the payment thereof.

            (c) The Grantor's chief place of business and chief executive office, the place where the Grantor keeps its records concerning the Collateral are located at the addresses specified therefor in Schedule I hereto, as such Schedule may be modified in accordance with Section 5(f) hereof.

            (d) The Grantor is not prohibited from pledging to Greenwich any Engagement ESRs, provided that the securitization contemplated by the Engagement Letter closes by September 30, 1999.

            (e) The Grantor is and will be at all times the sole and exclusive owner of the Collateral free and clear of any Lien, security interest or other charge or encumbrance except (i) for the security interest created by this Agreement, and (ii) junior and subordinate Liens on the Collateral consented to by Greenwich in writing, which Liens shall be subject to a subordination agreement, in form and substance satisfactory to the Greenwich (the "Subordination Agreement"). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of Greenwich relating to this Agreement.

            (f) The terms and provisions of this Agreement, including, without limitation, the rights and remedies available to Greenwich hereunder, will not contravene any law or any contractual restriction binding on or otherwise affecting the Grantor or any of such Grantor's properties and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of such Grantor's properties other than any Liens in favor of Greenwich.

            (g) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by Greenwich of any of its rights and remedies hereunder, except the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule II hereto, all of which financing statements have been duly filed and are in full force and effect.

            (h) This Agreement creates valid security interests in favor of Greenwich in the Collateral, as security for the Obligations. Greenwich's having possession of all instruments and cash constituting Collateral from time to time, and the filing of the financing statements described in Schedule II hereto, result in the perfection of such security interests to the extent that a security interest in the Collateral can be perfected under the Code by taking possession thereof or filing a financing statement with respect thereto. Such security interests are, or in the case of Collateral in which the Grantor obtains rights after the date hereof, will be, perfected, first priority security interests. Such recordings and filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken, except for Greenwich's having possession of instruments and cash constituting Collateral after the date hereof and the other filings and recordations described in Schedule II hereto.

            SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless Greenwich shall otherwise consent in writing:

            (a) Further Assurances. The Grantor shall at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable or that Greenwich may request in order (i) to perfect and protect the security interest purported to be created hereby; (ii) to enable Greenwich to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously, at the request of Greenwich, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Greenwich, indicating that such Collateral is subject to the security interest created hereby, (B) if any Collateral shall be evidenced by a promissory note or a certificate, immediately delivering and pledging to Greenwich hereunder such note or certificate duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Greenwich, and (C) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Greenwich may request in order to perfect and preserve the security interest purported to be created hereby.

            (b) Distributions in Respect of the Pledged Assets. Unless and until an Event of Default shall have occurred and be continuing, all dividends, interest and other payments or distributions (collectively, the "Distributions") payable in respect of the Pledged Assets shall be paid and applied as follows in accordance with the following priorities:

                  (i) with respect to the Designated ESR,

                        (A) first, all Distributions shall be deposited in the
                  Reserve Fund until the amount on deposit therein equals the applicable Reserve Fund Required Amount,

                        (B) second, in the event the aggregate amount of
                  Distributions deposited in the Reserve Fund equal the Maximum Cumulative Reserve Fund Deposit, all Distributions shall be applied to pay all Obligations then due and payable, including, without limitation, all Obligations of the Grantor arising from or related to any repurchases by Greenwich of Mortgage Loans resulting from a breach of a representation or warranty by the Grantor or Greenwich (or any Affiliate of such Person) under the Facilities, including all Obligations which are not then due and payable but are reasonably estimated by Greenwich to be incurred as a result of such repurchases, and

                        (C) second, to the Grantor hereof or to such other
                  Person as may be lawfully entitled to receive such Distributions,

                  (ii) with respect to the Engagement ESRs and the Prepayment
            Bond (if any):

                        (A) first, to all Obligations then due and payable,
                  including, without limitation, all Obligations of the Grantor arising from or related to any repurchases by Greenwich of Mortgage Loans resulting from a breach of a representation or warranty by the Grantor or Greenwich (or any Affiliate of such Person) under the Facilities, including all Obligations which are not then due and payable but are reasonably estimated by Greenwich to be incurred as a result of such repurchases,

                        (B) second, after all Distributions have been deposited
                  in the Reserve Fund pursuant to Section 5(b)(i)(A) above, all Distributions shall be deposited in the Reserve Fund until the amount on deposit therein equals the Reserve Fund Required Amount, and

                        (C) third, to the Grantor or to such other Person as may
                  be lawfully entitled to receive such Distributions.

                  (iii) with respect to the Deferred Purchase Price ESRs,

                        (A) first, to all Obligations then due and payable
                  including without limitation, all Obligations of the Grantor arising from or related to any repurchases by Greenwich of Mortgage Loans resulting from a breach of a representation or warranty by the Grantor or Greenwich (or any Affiliate of such Person) under the Facilities, including all Obligations which are not then due and payable but are reasonably estimated by Greenwich to be incurred as a result of such repurchases,

                        (B) second, after all Distributions have been deposited
                  in the Reserve Fund pursuant to Section 5(b)(i)(A) and Section 5(b)(ii)(B) above, all Distributions shall be deposited in the Reserve Fund until the amount on deposit therein equals the Reserve Fund Required Amount, and

                        (C) third,  to the  Grantor or to such other  Person as
                  may be lawfully entitled to receive such Distributions.

                  Notwithstanding anything to the contrary, no Distributions in respect of any Pledged Assets shall be paid to the Grantor pursuant to clauses
(ii) or (iii) above to the extent any claim is pending for which Greenwich in good faith reasonably determines that it may realize a loss as a result of any repurchase by Greenwich of Mortgage Loans resulting from a breach of a representation or warranty by the Grantor under the Facilities. Greenwich may apply any Distributions deposited in the Reserve Fund pursuant to Section 5(b)(i) or paid to it pursuant to Sections 5(b)(ii) and (iii) to satisfy any Obligations then due and payable by the Grantor, in such order as Greenwich shall determine in its sole discretion. After applying any amounts on deposit in the Reserve Fund to pay outstanding Obligations, Distributions (not exceeding the Maximum Cumulative Reserve Fund Deposit) shall be deposited in the Reserve Fund to replenish the applicable Reserve Fund Required Amount in accordance with clauses (i), (ii) and (iii) above. During the Final Reserve Period, Greenwich shall cause all funds on deposit in the Reserve Fund in excess of the applicable Reserve Fund Required Amount to be remitted to the Grantor or to such other Person as may be lawfully entitled to receive such excess funds.

                  All Distributions which are received by the Grantor contrary to the provisions of Section 5(b) shall be received in trust for the benefit of Greenwich, shall be segregated from other property or funds of such Grantor and shall be forthwith paid over to Greenwich as Collateral in the same form as so received (with any necessary endorsement).

                  (d) Taxes, Etc. The Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, any Collateral, except to the extent the validity thereof is being contested in good faith by proper proceedings that stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (e) Excess Spread Receivables.

                        (i) Grantor shall directly own each Pledged Residual and shall cause all Pledged Residuals to be pledged to Greenwich free of any assignment, transfer or registration restrictions other than transfer requirements consistent with industry custom.

                        (ii) In the event that the Grantor shall be prohibited under the terms of any of the documents listed on Schedule 3 to the New Repurchase Facility from pledging to Greenwich any Engagement ESRs or Deferred Purchase Price ESRs, Greenwich will execute and deliver to the Grantor such documents as Grantor shall reasonably request to evidence the release of Greenwich's Lien on such Engagement ESRs or Deferred Purchase Price ESRs, as the case may be, provided that the Grantor shall provide Greenwich, and Greenwich shall accept, an alternative securitization structure or other collateral which provides Greenwich with substantially equivalent value and is otherwise reasonably acceptable to Greenwich.

                  (f) Place of Business. The Grantor shall (i) give Greenwich at least 30 days' prior written notice of any change in such Grantor's name, identity or organizational structure, and (ii) keep its chief place of business and chief executive office at the location(s) specified therefor in Schedule I hereof.

                  (g) Transfers and Other Liens.

                        (i) No Grantor shall sell, assign (by operation of law or otherwise), lease, exchange or otherwise transfer or dispose of any of the Collateral.

                        (ii) No Grantor shall create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Collateral except (A) for the security interests created hereby and (B) any Lien granted by such Grantor to any Subordinate Lender on such Grantor's Collateral, subject to the execution and delivery of a Subordination Agreement described in Section 4(e) hereof.

                  (h) Inspection and Reporting. The Grantor shall permit representatives of Greenwich, upon reasonable notice and at any time during normal business hours, to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of Greenwich to be present at such Grantor's place of business to receive copies of all communications and remittances relating to the Collateral, and to forward copies of any notices or communications received or made by such Grantor with respect to the Collateral, all in such manner as Greenwich may require.

                  SECTION 6. Additional Provisions Concerning the Collateral.

                  (a) The Grantor hereby authorizes Greenwich to file, without the signature of such Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (b) The Grantor hereby irrevocably appoints Greenwich the Grantor's attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in Greenwich's discretion, to take any action and to execute any instrument which Greenwich may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Grantor representing any dividend or other distribution in respect of any Collateral and to give full discharge for the same, (ii) to execute and file such financing or continuation statements, or amendments thereto, as may be reasonably necessary or desirable or that Greenwich may reasonably request in order to perfect and preserve the security interest purported to be created hereby, and (iii) to affix to any certificates and documents representing the Collateral, the stock or bond powers delivered with respect thereto, and to transfer or re-register or cause the transfer or re-registration of the Collateral, or any part thereof, on the books of the entity issuing such Collateral, to the name of Greenwich or any nominee, and thereafter to exercise with respect to such Collateral, all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect Greenwich's interest in the Collateral and shall not impose any duty upon Greenwich to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the payment in full in cash of the Obligations and the termination of all Facilities.

                  (c) If the Grantor fails to perform any agreement contained herein, Greenwich may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or Greenwich, and the expenses of Greenwich incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof.

                  (d) Other than the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, Greenwich (and the designated custodians and nominees of Greenwich) shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it or tendering surrender of it to the applicable Grantor. Greenwich (and the designated custodians and nominees of Greenwich) shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which such Person accords its own property, it being understood that neither Greenwich nor any of its custodians or nominees shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not such Person has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                  (e) Greenwich may at any time in its discretion (i) without notice to the Grantor, transfer or register in the name of Greenwich or any of its nominees any or all of the Collateral, and (ii) exchange certificates or instruments constituting Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

                  (a) Greenwich may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may
(i) require the Grantor to, and the Grantor hereby agrees that it shall at its expense and upon request of Greenwich forthwith, assemble all or part of the Collateral as directed by Greenwich and make it available to Greenwich at a place or places to be designated by Greenwich that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Greenwich's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Greenwich may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Greenwich shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Greenwich may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against Greenwich arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Greenwich accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof.

                  (b) Any cash held by Greenwich as Collateral and all proceeds received by Greenwich in respect of any sale or collection from, or other realization upon, all or any part the Collateral may, in the discretion of Greenwich, be held by Greenwich as collateral for, and/or then or at any time thereafter applied in whole or in part by Greenwich against, all or any part of the Obligations as follows:

                        (i) first, to the payment of the costs and expenses of such sale, collection or other realization, including the out-of-pocket costs and expenses of Greenwich and the reasonable fees, costs, expenses and other client charges of counsel employed in connection therewith, to the payment of all advances made by Greenwich for the account of the Grantor hereunder and to the payment of all costs and expenses incurred by Greenwich in connection with the administration and enforcement of this Agreement;

                        (ii) second, at the option of Greenwich, to the payment or other satisfaction of any Liens and other encumbrances upon any of the Collateral;

                        (iii) third, to the payment of all other Obligations then due and payable;

                        (iv) fourth, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Code or any successor or similar, applicable statutory provision); and

                        (v) fifth, to any such Grantor that shall be, or to whomsoever shall be, lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

                  (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Greenwich are legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Greenwich to collect such deficiency.

                  (d) Notwithstanding anything to the contrary, the maximum aggregate amount of Distributions deposited in the Reserve Fund shall be limited to the Maximum Cumulative

Reserve Fund Deposit, provided that the foregoing limitation shall not apply to the costs and expenses (including reasonable fees, costs and expenses of counsel to Greenwich) incurred by Greenwich in connection with any sale of, or collection from, or other realization upon, the Pledged Assets.

                  SECTION 8. Indemnity and Expenses.

                  (a) The Grantor agrees to indemnify and hold Greenwich harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, legal fees, costs, expenses and other client charges) to the extent that they arise out of or otherwise result from (i) this Agreement (including, without limitation, enforcement of this Agreement), or (ii) any claim from any third party servicer or the applicable Monoline Insurance Company to reimburse any such Person for losses pursuant to indemnification or guaranty obligations of Greenwich arising from, related to, or in connection with any of the Facilities, except, in the case of clauses (i) and (ii) above, claims, losses or liabilities resulting solely and directly from (x) information provided by and related to Greenwich or any of its Affiliates or (y) Greenwich's gross negligence or willful misconduct. With respect to any indemnification or guaranty obligations of Greenwich described in clause (ii) of this Section 8(a), the Grantor shall have the right to review such obligations prior to definitive documentation of such obligations being negotiated by Greenwich and the applicable third party servicer or Monoline Insurance Company, as the case may be, and shall provide its written consent to such obligations, which consent may be withheld by the Grantor in its sole discretion.

                  (b) The Grantor shall upon demand pay to Greenwich (i) the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and other client charges of counsel for Greenwich and of any experts and agents (including, without limitation, any collateral trustee that may act as agent of Greenwich), that Greenwich may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, or (B) the custody, preservation, use or operation of, the Collateral and (ii) the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and other client charges of counsel for Greenwich and of any experts and agents (including, without limitation, any collateral trustee that may act as agent of Greenwich), that Greenwich may incur in connection with (A) the sale of, collection from, or other realization upon, any Collateral, (B) the exercise or enforcement of any of the rights of Greenwich hereunder, or (C) the failure by the Grantor to perform or observe any of the provisions hereof.

                  SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered to the Grantor, at its address set forth in the Purchase Facility; if to Greenwich, to it at its address set forth in the Purchase Facility; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this
Section 9. All such notices and other communications shall be effective (i) if mailed, three days after being deposited in the mails, (ii) if telecopied, when received and (iii) if delivered, upon delivery.

                  SECTION 10. Security Interest Absolute. All rights of Greenwich, all security interests and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any of the Facilities or the Engagement Letter or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any of the Facilities or the Engagement Letter or any other agreement or instrument relating thereto, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or
(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations.

                  SECTION 11. [Intentionally Omitted]

                  SECTION 12. Miscellaneous.

                  (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantor and Greenwich, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by Greenwich, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of Greenwich to exercise, and no delay in exercising, any right hereunder or under any of the Facilities or the Engagement Letter shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Greenwich provided herein and in the Facilities and the Engagement Letter are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Greenwich under any of the Facilities or the Engagement Letter against any party thereto are not conditional or contingent on any attempt by Greenwich to exercise any of its rights under any of the Facilities or the Engagement Letter against such party or against any other Person.

                  (c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations, and (ii) be binding on the Grantor and its successors and assigns and shall inure, together with all rights and remedies of Greenwich hereunder, to the benefit of Greenwich and its respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Grantor, Greenwich may assign or otherwise transfer its rights under any of the Facilities to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Greenwich herein or otherwise. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Greenwich, and any such assignment or transfer shall be null and void.

                  (e) Upon the termination of the Facilities and the satisfaction in full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantor and (ii) Greenwich shall, upon the Grantor's request and at such Grantor's expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

                  (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

                  (g) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Grantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

                  (h) The Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Grantor at its address provided herein, such service to become effective 30 days after such mailing.

                  (i) Nothing contained herein shall affect the right of Greenwich to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Grantor or any of such Grantor's property in any other jurisdiction.

                  (j) THE GRANTOR AND (BY ITS ACCEPTANCE OF THIS AGREEMENT) GREENWICH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      CONTIFINANCIAL CORPORATION



                                      By:  ________________________________
                                           Name:
                                           Title:


                                      By:  ________________________________
                                           Name:
                                           Title:

                                   Schedule I

                              ADDRESSES OF GRANTOR

                    Chief Place of Business, Chief Executive
                         Office and Location of Records


                                 277 Park Avenue
                                   38th Floor
                            New York, New York 10172

                                   Schedule II

                           UCC-1 FINANCING STATEMENTS



                   Secretary of State of the State of New York

             Registrar's Office of the County of New York, New York

                                  Schedule III

                            EXCESS SPREAD RECEIVABLE

ContiMortgage Home Equity Loan Trust 1998-4 Home Equity Pass-Through Certificate, Class R, No. R-2, dated December 7, 1998